SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported June 29, 2007)

NOMURA ASSET ACCEPTANCE CORPORATION, ALTERNATIVE LOAN TRUST, SERIES 2007-2
 (Exact name of issuing entity as specified in its charter)

NOMURA ASSET ACCEPTANCE CORPORATION
(Exact name of depositor as specified in its charter)

NOMURA CREDIT & CAPITAL, INC.
(Exact name of sponsor as specified in its charter)

Delaware	333-132108-09	13-3672336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two World Financial Center, Building B, 21st Floor, New York, New York		10281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 667-9300.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On June 29, 2007, a series of certificates, entitled Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-2, Mortgage Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of June 1, 2007 (the “Agreement”), attached hereto as Exhibit 4.1, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor (the “Sponsor”), GMAC Mortgage, LLC, as a servicer (the “Servicer”), Wells Fargo Bank, N.A., as securities administrator (“Securities Administrator”) and master servicer (“Master Servicer”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Certificates consist of seventeen (17) classes of certificates, designated as the “Class A-1A Certificates”, “Class A-1B Certificates”, “Class A-2 Certificates”, “Class A-3 Certificates”, “Class A-4 Certificates”, “Class A-5 Certificates”, “Class A-6 Certificates”, “Class A-7 Certificates”, “Class M-1 Certificates”, “Class M-2 Certificates”, “Class M-3 Certificates”, “Class M-4 Certificates”, “Class M-5 Certificates”, “Class X Certificates”, “Class P Certificates”, “Class R Certificates” and “Class R-X Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund, consisting of a pool of conventional, one- to four- family, fixed-rate mortgage loans secured by first liens on residential real properties (the “Mortgage Loans”). The Mortgage Loans have original terms to maturity up to 40 years and have an aggregate principal balance of approximately $437,450,039 as of June 1, 2007. The Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated June 29, 2007, between the Sponsor, as seller, and the Depositor, as purchaser. The Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates were sold by the Depositor to Greenwich Capital Markets, Inc. and Banc of America Securities LLC (the “Underwriters”) pursuant to the Underwriting Agreement, dated June 27, 2007, among the Depositor and the Underwriters, and the Terms Agreement, dated June 27, 2007 (together, the “Underwriting Agreement”), among the Depositor and the Underwriters.  There is no underwriting arrangement for the Class A-6, Class A-7, Class M-1, Class M-2, Class M-3, Class M-4, and Class M-5 Certificates.

The Certificates have the following initial Certificate Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Initial Pass-Through Rate
A-1A	$90,000,000	Floating
A-1B	$92,120,000	6.0167%
A-2	$43,273,000	Floating
A-3	$37,280,000	Floating
A-4	$38,869,000	Floating
A-5	$64,778,000	6.2657%
A-6	$7,722,000	6.4437%
A-7	$23,600,000	Floating
M-1	$16,186,000	Floating
M-2	$9,624,000	Floating
M-3	$3,281,000	Floating
M-4	$2,187,000	Floating
M-5	$2,187,000	Floating

(1)	Approximate.

The Certificates, other than the Class X Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates, and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated June 28, 2007 (the “Prospectus Supplement”), and the Prospectus, dated November 17, 2006, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class X Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description
4.1
Pooling and Servicing Agreement, dated as of  June 1, 2007, by and among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, GMAC Mortgage, LLC, as a Servicer, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2007-2 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August  24, 2007
Nomura Asset Acceptance Corporation.

By:	/s/ Juliet Buck
Name:	Juliet Buck
Title:	Secretary

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Pooling and Servicing Agreement, dated as of June 1, 2007, by and among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, GMAC Mortgage, LLC, as a Servicer, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2007-2 Certificates.	7